Exhibit B-48



                               CERTIFICATE OF AMENDMENT

                                          OF

                             CERTIFICATE OF INCORPORATION

                                          OF

                               ENERGY INITIATIVES, INC.


               ENERGY INITIATIVES, INC., a Delaware corporation, hereby certifies as follows:


               FIRST:    The Board of Directors of said corporation duly
          adopted a resolution setting forth and declaring advisable the amendment of Article First of the Amended and Restated
          Certificate of Incorporation of said corporation so that, as amended, said Article shall read as follows:

                    "FIRST:   The name of the corporation (hereinafter
          called the "Corporation")     is GPU International, Inc."

               SECOND:   Written consent to the foregoing amendment has
          been given by the holder of all the outstanding stock entitled to vote thereon in accordance with the provision of Section 228 of the General Corporation Law of the State of Delaware; and such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                    IN WITNESS WHEREOF, the undersigned corporation has caused this certificate to be signed by Bruce L. Levy, its President, on the 1st day of August, 1996.

                                        ENERGY INITIATIVES, INC.


                                        By:
                                             Name: Bruce L. Levy
                                             Title: President


          ATTEST:

          By:
          Name: Wendy S. Greengrove
          Title: Secretary





                               ENERGY INITIATIVES, INC.

                                       CONSENT



               The undersigned, being the holder of record of all of the outstanding capital stock of ENERGY INITIATIVES, INC., hereby consents to the adoption of the following resolution pursuant to
          Section 228 of the Delaware General Corporation Law:



                    RESOLVED, That the proposed amendment to the certificate of incorporation of the Corporation which changes the name of the Corporation to GPU
                    International, Inc., is hereby approved.






                                   GENERAL PUBLIC UTILITIES CORPORATION



                                   By
                                          James R. Leva, Chairman



          Dated: August 1, 1996